Exhibit 99.1
AMERICAN REPROGRAPHICS COMPANY POSTS FINANCIAL RESULTS FOR FIRST QUARTER 2008
•	Revenue of $187.4 Million; Growth of 17.0%

•	Reports Net Income of $18.5 Million, or Fully Diluted EPS of $0.41

•	Reaffirms Full-Year Forecast: Revenue of $720-$760, EPS of $1.52-$1.60
WALNUT CREEK, California (May 8, 2008) — American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographics services and technology today reported its financial results for the first quarter ended March 31, 2008.
Net revenue for the first quarter of 2008 was $187.4 million, compared to $160.2 million in the first quarter of 2007, an increase of 17.0%. The Company’s gross margin for the first quarter was 42.5% compared to 42.3% in the same period in 2007, and up from 41.2% in the fourth quarter of 2007.
Net income for the first quarter of 2008 was $18.5 million, or $0.41 per diluted share. This compares to net income for the first quarter of 2007 of $16.8 million, or $0.37 per diluted share.
“I’m very pleased with our performance in the first quarter,” said K. “Suri” Suriyakumar, President and Chief Executive Officer. “Our performance reinforces my belief that the company is well-positioned to operate successfully even when the broader economy is softening. This has been clearly established by our financial results during the past two quarters. While the indications of a slowing construction market are unmistakable, our continuing focus on sales and improving operational efficiencies, while aggressively implementing cost cutting measures, should continue to serve us well throughout the year.”
“The trends in our business mix remain consistent with the bulk of our sales being generated by non-residential construction,” said Jonathan Mather, Chief Financial Officer. “As the economy slows, however, we are seeing a small increase in sales of our digital services, suggesting that our offering is appealing to those customers who are trying to manage more of their business more efficiently with less overhead and labor. Our position as the industry leader and the strength of our technology portfolio allow us to offer services that are compelling even in difficult economic conditions, and sometimes because of them.”

Outlook
“We have clear evidence in the results of our last two quarters that the Company should be able to perform very well throughout the year,” said Mr. Suriyakumar. “As such, we are reaffirming our guidance for 2008 and expect revenues to be in the range of $720 million to $760 million and that earnings per share will be in the range of $1.52 to $1.60 on a fully diluted basis.”
Teleconference and Webcast
American Reprographics Company will host a conference call and audio webcast today at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time) to discuss results for the Company’s first quarter 2008 and business outlook. The conference call can be accessed by dialing 201-689-8562.
A replay of this call will be available approximately one hour after the call for seven days following the call’s conclusion. To access the replay, dial 201-612-7415. The account number to access the phone replay is 3055 and the conference ID number is 282260.
A Web archive will be made available at http://www.e-arc.com for approximately 90 days following the call’s conclusion.
About American Reprographics Company
American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction, or AEC, industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of more than 300 locally-branded reprographics service centers across the U.S., and on-site at their customers’ locations. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 140,000 active customers.

Forward-Looking Statements Disclaimer
This press release contains forward-looking statements that fall within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as “should,” “outlook,” “will,” and similar expressions also identify forward-looking statements. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:
•	The current residential downturn or a future general downturn in the architectural, engineering and construction industries could diminish demand for our products and services

•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability

•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position

•	Failure to complete acquisitions, or failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies or failure to retain key personnel and customers of acquired companies, could have a negative effect on our future performance, results of operations and financial condition

•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations

•	Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition

•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.

The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our annual report on Form 10-K for the year ended December 31, 2007, and our quarterly reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of May 8, 2008, and except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.
Contacts:

David Stickney	Tyler Wilson
VP of Corporate Communications	The Ruth Group
Phone: 925-949-5100	Phone: 646-536-7018
Email: dstickney@e-arc.com	Email:twilson@theruthgroup.com

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	March 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$16,796	$24,802
Restricted cash	—	937
Accounts receivable, net	106,894	97,934
Inventories, net	11,146	11,233
Deferred income taxes	5,792	5,791
Prepaid expenses and other current assets	10,346	10,234

Total current assets	150,974	150,931

Property and equipment, net	86,881	84,634
Goodwill	386,657	382,519
Other intangible assets, net	84,471	86,349
Deferred financing costs, net	4,764	5,170
Deferred income taxes	12,261	10,710
Other assets	2,267	2,298

Total assets	$728,275	$722,611

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,955	$35,659
Accrued payroll and payroll-related expenses	16,417	19,293
Accrued expenses	23,431	22,030
Current portion of long-term debt and capital leases	62,128	69,254

Total current liabilities	135,931	146,236

Long-term debt and capital leases	316,906	321,013
Other long-term liabilities	10,024	3,711

Total liabilities	462,861	470,960

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000,000 shares authorized; 45,562,724 and 45,561,773 shares issued and outstanding	46	46
Additional paid-in capital	81,962	81,153
Deferred stock-based compensation	(556)	(673)
Retained earnings	197,590	179,092
Accumulated other comprehensive income	(5,919)	(258)

	273,123	259,360
Less cost of common stock in treasury, 447,654 shares in 2007	7,709	7,709

Total stockholders’ equity	265,414	251,651

Total liabilities and stockholders’ equity	$728,275	$722,611

American Reprographics Company
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007

Reprographics services	$142,496	$119,779
Facilities management	29,551	26,356
Equipment and supplies sales	15,396	14,079

Total net sales	187,443	160,214
Cost of sales	107,840	92,435

Gross profit	79,603	67,779
Selling, general and administrative expenses	39,521	34,234
Amortization of intangible assets	3,188	1,745

Income from operations	36,894	31,800
Other income	(202)	—
Interest expense, net	7,146	5,161

Income before income tax provision	29,950	26,639
Income tax provision	11,452	9,795

Net income	$18,498	$16,844

Earnings per share:
Basic	$0.41	$0.37

Diluted	$0.41	$0.37

Weighted average common shares outstanding:
Basic	45,045,038	45,344,317
Diluted	45,390,827	45,790,548

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income to EBIT and EBITDA
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2008	2007

Net income	$18,498	$16,844
Interest expense, net	7,146	5,161
Income tax provision	11,452	9,795

EBIT	37,096	31,800
Depreciation and amortization	12,117	8,358

EBITDA	$49,213	$40,158

	Three Months Ended March 31,
	2008	2007

Cash flows provided by operating activities	$20,348	$11,406
Changes in operating assets and liabilities	12,915	14,833
Non-cash (expenses) income, including depreciation and amortization	(14,765)	(9,395)
Income tax provision	11,452	9,795
Interest expense	7,146	5,161

EBIT	37,096	31,800
Depreciation and amortization	12,117	8,358

EBITDA	$49,213	$40,158

Note 1. Non -GAAP Measures
EBIT and EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.

EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. Amortization does not include $0.9 million and $0.6 million of amortization of stock based compensation, for the three months ended March 31, 2008 and 2007, respectively. EBIT margin is a non-GAAP measure calculated by dividing EBIT by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We present EBIT and EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBIT to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except for debt and taxation which are managed at the corporate level. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our operating segments. We also use EBIT to measure performance for determining operating division-level compensation and use EBITDA to measure performance for determining consolidated-level compensation. We also use EBITDA as a metric to manage cash flow from our operating segments to the corporate level and to determine the financial health of each operating segment. As noted above, since debt and taxation are managed at the corporate level, the cash flow from each operating segment should be approximately equal to the corresponding EBITDA of each operating segment, assuming no other changes to an operating segment’s balance sheet. As a result, we reconcile EBITDA to cash flow monthly as one of our key internal controls. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.
EBIT, EBITDA and related ratios have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT and EBITDA only as supplements. For more information, see our consolidated financial statements and related notes elsewhere in this report. Additionally, please refer to our 2007 Annual Report on Form 10-K.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities
Net income	$18,498	$16,844
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,929	6,613
Amortization of intangible assets	3,188	1,745
Amortization of deferred financing costs	260	89
Stock-based compensation	912	572
Excess tax benefit related to stock options exercised	—	(1,138)
Deferred income taxes	613	1,329
Other noncash items, net	863	185
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(9,478)	(7,308)
Inventory	438	(261)
Prepaid expenses and other assets	1,426	217
Accounts payable and accrued expenses	(5,301)	(7,481)

Net cash provided by operating activities	20,348	11,406

Cash flows from investing activities
Capital expenditures	(2,301)	(2,128)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(4,831)	(22,044)
Restricted cash	940	—
Other	554	98

Net cash used in investing activities	(5,638)	(24,074)

Cash flows from financing activities
Proceeds from stock option exercises	—	592
Proceeds from issuance of common stock under Employee Stock Purchase Plan	13	11
Excess tax benefit related to stock options exercised	—	1,138
Payments on long-term debt agreements	(12,115)	(6,052)
Net (repayments) borrowings under revolving credit facility	(10,000)	18,000
Payment of loan fees	(632)	—

Net cash (used in) provided by financing activities	(22,734)	13,689

Effect of foreign currency translation on cash balances	18	—

Net change in cash and cash equivalents	(8,006)	1,021
Cash and cash equivalents at beginning of period	24,802	11,642

Cash and cash equivalents at end of period	$16,796	$12,663

Supplemental disclosure of cash flow information
Noncash investing and financing activities
Noncash transactions include the following:
Capital lease obligations incurred	$9,184	$7,056
Issuance of subordinated notes in connection with the acquisition of businesses	$1,660	$—
Change in fair value of derivatives	$(5,421)	$(41)